SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2011:

Fund	Shareholder

GMO ALPHA ONLY FUND	ASSET ALLOCATION TRUST
GMO ALPHA ONLY FUND	GMO BENCHMARK-FREE FUND

GMO ALTERNATIVE ASSET OPP	GMO BENCHMARK-FREE FUND

GMO ALTERNATIVE ASSET SPC LTD	GMO ALTERNATIVE ASSET OPPORTUNITY FUND

GMO ASSET ALLOCATION BOND FUND	GMO BENCHMARK-FREE FUND
GMO ASSET ALLOCATION BOND FUND	GMO GLOBAL BALANCED ASSET ALLOCATION FND

GMO CORE PLUS BOND FUND	THE NORTHERN TRUST COMPANY AS TRUSTEE

GMO CURR HEDGED INT EQUITY	GMO BENCHMARK-FREE FUND

GMO CURR HEDGED INTL BOND	TEACHERS' RETIREMENT SYSTEM OF THE

GMO DEVELOPED WORLD STOCK IV	DOW EMPLOYEES PENSION PLAN

GMO DOMESTIC BOND FUND	ASSET ALLOCATION TRUST
GMO EMERGING DOMESTIC OPPORTUNITIES V	THE GRANTHAM FOUNDATION FOR THE

GMO FLEXIBLE EQUITIES FUND	ASSET ALLOCATION TRUST

GMO GLOBAL BOND FUND III	MARS PENSION TRUSTEES LTD

GMO INFLATION INDEXED PLUS	MAYO FOUNDATION RETIREMENT TRUST
GMO INFLATION INDEXED PLUS	MAC & CO. A/C NYXF1776772 FBO

GMO INTERNATIONAL BOND	UNIVERSITY OF SOUTHERN CALIFORNIA

GMO REAL ESTATE FUND	MAC & CO 10000643000 FBO PRINCETON

GMO SHORT-DURATION COLLATERAL FUND	GMO STRATEGIC FIXED INCOME FUND

GMO SHORT DURATION COLLATERAL SHARE	THOMAS F. COOPER
GMO SHORT DURATION COLLATERAL SHARE	WILLIAM L NEMEREVER

GMO SHORT-DURATION INVESTMENT FUND	GMO GLOBAL BALANCED ASSET ALLOCATION FND

GMO SPECIAL PURPOSE HOLDING FD	VERIB NYXF1776322

GMO SPECIAL SITUATIONS FD	ASSET ALLOCATION TRUST

GMO SPV I, LLC	GMO SPECIAL PURPOSE HOLDING FUND

GMO STRATEGIC FIXED INCOME VI	ASSET ALLOCATION TRUST

GMO STRATEGIC OPPS ALLOC FD	SOUTH CAROLINA RETIREMENT SYSTEM

GMO TAIWAN FUND	PENSION RESERVES INVESTMENT TRUST
GMO TAIWAN FUND	STATE OF CONNECTICUT RETIREMENT

GMO TAX-MANAGED US EQUITY	SMITH, VICARS INVESTMENTS, LLC
GMO TAX-MANAGED US EQUITY	SEI PRIVATE TRUST 10000642000 C/O

GMO TOBACCO FREE CORE	COUNCIL FOR WORLD MISSION

GMO US CORE EQUITY FUND	NRECA

GMO US EQUITY ALLOCATION	THE BOARD OF TRUSTEES OF THE UNIVERSITY

GMO US GROWTH FUND	QUALITY VISION INTERNATIONAL INC

GMO US INTRINSIC VALUE	HOPKE PARTNERSHIP

GMO US SM/MID CAP GROWTH FD	MAC & CO 10000643000 FBO PRINCETON

GMO US TREASURY FUND	GMO STRATEGIC FIXED INCOME FUND
GMO US TREASURY FUND	GMO SPECIAL SITUATIONS FUND

GMO WORLD OPPORTUNITY OVERLAY	GMO STRATEGIC FIXED INCOME FUND

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period February 28, 2011 through August 31, 2011 :

Fund	Shareholder

GMO EMERGING COUNTRIES FUND	FIDELITY INVESTMENTS INSTITUTIONAL
GMO FOREIGN SMALL COMPANIES FUND	CAISSE DE RETRAITE D' HYDRO-QUEBEC
GMO US EQUITY ALLOCATION FUND	THE RETIREMENT PLAN FOR EMPLOYEES OF MILLIPORE CORPORATION
GMO US SM/MID CAP VALUE FUND	MAINE STATE RETIREMENT SYSTEM
GMO US SM/MID CAP GROWTH FUND	MAINE STATE RETIREMENT SYSTEM